UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2026
ADVANCED FLOWER CAPITAL INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
477 S. Rosemary Ave., Suite 301
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)
561-510-2390
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AFCG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Amendment to Loan and Security Agreement
On September 25, 2026, Advanced Flower Capital Inc., a Maryland corporation (the “Company”), entered into Amendment Number Ten to the Loan and Security Agreement (the “Tenth Amendment”), dated as of April 29, 2022 (as amended, supplemented or otherwise modified from time to time, including by the Tenth Amendment), by and among the Company, as a borrower, the other borrowers party thereto, the lenders party thereto and the lead arranger, bookrunner and administrative agent party thereto. The Tenth Amendment, among other things, set certain conditions for the advance rate against credit facilities in the borrower base, revised the loan fee structure and increased, for a specified period of time, the aggregate revolver commitments under the facility to $130 million, consisting of an increase in revolver commitments of up to $50 million on a quarterly basis (such increase, the “Quarterly Temporary Increase Amount”, and such period, the “Quarterly Temporary Increase Period”). The aggregate revolving commitments and the maximum revolver amount under the facility will automatically be reduced to (i) during any Quarterly Temporary Increase Period, $80 million plus the Quarterly Temporary Increase Amount not to exceed a maximum revolver amount of $130 million, and (ii) at any other time, including upon the expiration of any Quarterly Temporary Increase Period, $80 million.
The foregoing description of the Tenth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of Tenth Amendment, which is filed with this report as Exhibit 10.9J and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
The information provided in Item 1.01 of this Current Report relating to the Tenth Amendment is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits. The following exhibits are being filed with this Current Report.

Exhibit No.	Description
10.9J	Amendment Number Ten to the Loan and Security Agreement, dated as of September 25, 2026, by and among the Company, as borrower, the lenders party thereto, and the lead arranger, bookrunner and administrative agent party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED FLOWER CAPITAL INC.

	By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer
Date: September 29, 2026
3